UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                  June 18, 2007
                Date of Report (Date of earliest event reported)

                             TARPON INDUSTRIES, INC.
             (Exact name of registrant as specified in its Charter)


    Michigan                           001-32428                 30-0030900
(State or other jurisdiction     (Commission File Number)      (IRS Employer
 of incorporation)                                           Identification No.)

                                2420 Wills Street
                           Marysville, Michigan 48040
               (Address of principal executive offices) (Zip Code)

                                 (810) 364-7421
               Registrant's telephone number, including area code

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

     o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

As of June 18, 2007, the Registrant consummated, subject to a Financing Agreement and other investment documents, the first closing on the sale (the "Financing") of $500,000 in Units comprised of promissory notes (the "Notes") and shares of common stock ("Bridge Shares"). Under the Financing Agreement, the Registrant is offering up to $1,700,000 in Notes and common stock. For every dollar loaned, investors received a Note, with a maturity date of December 17, 2007, at an interest rate of 12% per annum, together with one and one-half shares of common stock (a portion of which is subject to stockholder approval under the American Stock Exchange). The maturity date of the Notes may be extended at the Registrant's request and with the concurrence of the lend investor, High Capital Funding, LLC, in one-month increments for up to six months, during which time the interest rate increases to 13% per annum and the investors shall be entitled to an additional one-quarter share of the Registrant's common stock for each month (subject to stockholder approval under American Stock Exchange rules). In the event the Notes are not paid at the maturity date, default interest shall be payable at 18% per annum, up to 24% per annum in the event that the Notes are not paid in full and the Registrant fails to obtain stockholder approval, if then required under a listing agreement with a securities exchange. In the event the Notes are not paid in full on or before the third business day following the closing of a Qualified Offering (as defined in the Financing Agreement), the Note holders shall be entitled to an additional one-quarter share of the Registrant's common stock for each month, or part thereof, for each dollar of principal until (i) payment in full, or (ii) the date upon which Conversion Shares (defined below) may be sold without restriction under Rule 144, subject to stockholder approval under American Stock Exchange rules. If a Qualified Offering does not occur by December 17, 2007, the Notes will become convertible into the Registrant's common stock (the "Conversion Shares").

Repayment of the Notes is secured by a lien on all assets of the Registrant and its subsidiaries, which lien is junior to those of LaSalle Bank Midwest, N.A. (f/k/a Standard Federal Bank) and LaSalle Business Credit, a division of ABN AMRO Bank, N.V., Canada Branch (collectively, "LaSalle"), and the second lien of Laurus Master Fund, Ltd. ("Laurus").

Simultaneously with the first closing of the Financing, the Registrant entered into a Forbearance Agreement with LaSalle, pursuant to which LaSalle has agreed, subject to the execution by the Registrant and investors of subordination agreements, to: (i) consent to the Financing, (ii) forbear until July 12, 2007 (subject to specified default events) from exercising default-related rights and remedies with respect to a default relating to the Registrant's failure to complete a private sale of its common stock, and (iii) continue to make loans to the Registrant in accordance with an agreed upon budget. The Registrant and the investors have also entered into subordination agreements with LaSalle and Laurus pursuant to which LaSalle retains a first position with respect to the security interest it possesses with respect to the Registrant's collateral, and Laurus retains a second position with respect to the same.

Pursuant to its agreement with LaSalle and Laurus, the Registrant is required to hold additional closings of the Financing as follows: (i) an additional closing of at least $415,000 is required by June 23, 2007, and (ii) a final closing, required by June 30, 2007, with respect to the remainder of the $1,700,000 in the Financing.

The foregoing description of the Financing Agreement, the Forbearance Agreement, the subordination agreements and related financing and security agreements described above is only a summary and is not intended to be complete. You are encouraged to read each of these documents in their entirety. Copies of the same are attached as exhibits to this Current Report on Form 8-K and the text of each is hereby incorporated by reference.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 in this Report on Form 8-K is hereby incorporated by reference in its entirety.

Item 3.02 Unregistered Sales of Equity Securities

The information contained in Item 1.01 in this Report on Form 8-K is hereby incorporated by reference in its entirety.

Item 9.01  Financial Statements and Exhibits

Exhibit No./Description

10.1   Financing Agreement
          Exhibit A - Investor Representations
          Exhibit B - Form of Promissory Note
          Exhibit C - Form of Security Agreement
10.2   Forbearance Agreement
10.3   LaSalle Subordination Agreement
10.4   Laurus Subordination Agreement


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 22, 2007                      TARPON INDUSTRIES, INC.

                                         By:  /s/ James W. Bradshaw
                                            ---------------------------------
                                                  James W. Bradshaw
                                                  Chief Executive Officer